Exhibit 10.1 EXECUTION COPY
VOTING AGREEMENT
This VOTING AGREEMENT, dated as of November 4, 2025 (this “Agreement”), by and among Kratos Defense & Security Solutions, Inc, a Delaware corporation (“Parent”), the shareholders of Orbit Technologies Ltd., a company organized under the laws of the State of Israel (the “Company”), listed on the signature page hereto (the “Shareholders”), and any Permitted Transferee that becomes a party to this Agreement by executing and delivering a joinder to this Agreement in the form attached hereto as Exhibit A.
W I T N E S S E T H:
WHEREAS, Parent, Kratos U K Holdings Limited, a private limited company incorporated under the laws of England and Wales (“Buyer”), Kratos Acquisition Ltd., a company organized under the laws of the State of Israel and a wholly owned subsidiary of Buyer (“Merger Sub”), and the Company are concurrently herewith entering into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, among other things, at the Effective Time, Merger Sub will merge with and into the Company, with the Company continuing as the Surviving Company and a wholly owned subsidiary of Buyer (the “Merger”);
WHEREAS, the Shareholders, as of the date hereof, Beneficially Own the Existing Shares; and
WHEREAS, as a condition and material inducement to Parent’s, Buyer’s, and Merger Sub’s willingness to enter into the Merger Agreement and to consummate the Transactions, including the Merger, the Shareholders have agreed to enter into this Agreement, pursuant to which the Shareholders are agreeing, among other things, to vote all of their Covered Shares in favor of the Transactions, in accordance with the terms of this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
ARTICLE I

GENERAL
Section 1.1Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.
(a)“Beneficial Ownership” (and derivatives thereof, including “Beneficially Owned”) has the meaning ascribed to such term in Rule 13d-3 under the U.S. Securities Exchange Act of 1934, as amended, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such Rule is actually applicable in such circumstances).
    W/3115797

(b) “Covered Shares” means each Shareholder’s Existing Shares, together with any other ordinary shares, par value one New Israeli Shekel (NIS 1.00) per share, of the Company (the “Company Shares”), or other voting share capital of the Company issuable upon the conversion, exercise or exchange of securities that are convertible into or exercisable or exchangeable for Company Shares, in each case, that such Shareholder has or acquires Beneficial Ownership of on or after the date hereof and prior to the termination of this Agreement.
(c)“Existing Shares” means the Company Shares Beneficially Owned by the Shareholders, as set forth in Exhibit B hereto.
(d)“Expiration Date” means any date upon which the Merger Agreement is terminated (for any reason) in accordance with its terms.
(e)[Intentionally Omitted]
(f)“Permitted Transfer” means, with respect to any Shareholder, (A) a Transfer of Covered Shares by such Shareholder to an Affiliate of such Shareholder; provided that, such Affiliate shall remain an Affiliate of such Shareholder at all times following such Transfer, only if prior to the effectiveness of such Transfer, such transferee executes and delivers to Parent a joinder to this Agreement in the form attached hereto as Exhibit A, to assume all of such Shareholder’s obligations hereunder in respect of the securities subject to such Transfer and to be bound by the terms of this Agreement, with respect to the securities subject to such Transfer, to the same extent as the Shareholders are bound hereunder.
(g)“Permitted Transferee” means a transferee of any Shareholder who has acquired Covered Shares in a Permitted Transfer in accordance with and subject to the terms of this Agreement.
(h)“Person” means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a Governmental Authority.
(i)“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate, convey any legal or beneficial interest in, or similarly dispose of (by merger (including by exchange for securities or other consideration), by tendering into any tender or exchange offer, by operation of law or otherwise), or to enter into any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, assignment, pledge, encumbrance, hypothecation, conveyance of any direct or indirect legal or beneficial interest in, or similar disposition of (by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise) the Covered Shares.

ARTICLE II

VOTING
Section 2.1Agreement to Vote.
(a)Each Shareholder hereby unconditionally and irrevocably agrees, as to itself only, that during the period beginning on the date hereof and ending upon the termination of this Agreement in accordance with its terms (for any reason, including, for the avoidance of doubt, a termination of the obligations of such Shareholder due to an amendment of the Merger Agreement as provided in Section 5.1), at any meeting of the shareholders of the Company, however called, including any adjournment or postponement, such Shareholder (solely in its capacity as such) shall, in each case, to the fullest extent that such matters are submitted for the vote of the shareholders of the Company and that the Covered Shares are entitled to vote thereon or consent thereto:
(i)appear at each such meeting or otherwise cause the Covered Shares as to which such Shareholder controls the right to vote to be counted as present thereat for purposes of calculating a quorum; and
(ii)vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering, all of the Covered Shares as to which such Shareholder controls the right to vote (A) in favor of the approval of the Transactions, including the Merger, (B) in favor of any proposal to adjourn or postpone to a later date any meeting of the shareholders of the Company at which any of the foregoing matters are submitted for consideration and vote of the shareholders of the Company if there are not sufficient votes for approval of such matters on the date on which the meeting is held, and (C) against (x) any Company Acquisition Proposal and (y) any other proposal or transaction involving the Company or any of its Subsidiaries that would reasonably be expected to result in any of the conditions to the Company’s obligations to consummate the Merger set forth in Article VI of the Merger Agreement not being fulfilled.
(b)Any vote required to be cast or consent required to be executed pursuant to this Section 2.1 shall be cast (or consent shall be given) by such Shareholder in accordance with such procedures relating thereto so as to ensure that it is duly counted, including for purposes of determining whether a quorum is present.
ARTICLE III

REPRESENTATIONS AND WARRANTIES
Section 3.1Representations and Warranties of each Shareholder. Each Shareholder, as to itself only, hereby represents and warrants to Parent as follows:
(a)Authorization. Such Shareholder has the power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by such Shareholder of this Agreement, the performance by it of its obligations hereunder and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by such Shareholder and no other actions on the part of such Shareholder are necessary to authorize the execution and delivery by it of this Agreement, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Shareholder and, assuming this Agreement constitutes a valid and binding obligation of the other parties hereto, constitutes a legal, valid and binding obligation of such Shareholder, enforceable against it in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity).
(b)Ownership. Such Shareholder’s Existing Shares are, and all of the Covered Shares of such Shareholder from the date hereof through and on the Closing Date will be, Beneficially Owned by such Shareholder. Such Shareholder has good and marketable title to such Shareholder’s Existing Shares, free and clear of any Liens (except for such Liens arising under securities laws or for such Liens as would not prohibit, limit or otherwise conflict with such Shareholder’s compliance with its obligations pursuant to this Agreement).
(c)No Violation. The execution, delivery and performance of this Agreement by such Shareholder does not and will not (whether with or without notice or lapse of time, or both):
(i)violate any provision of the certificate of incorporation, bylaws or other comparable governing documents, as applicable, of such Shareholder;
(ii)violate, conflict with or result in the breach of any of the terms or conditions of, result in any (or the right to make any) modification of or the cancellation or loss of a benefit under, require any notice, consent or action under, or otherwise give any Person the right to terminate, accelerate obligations under or receive payment or additional rights under, or constitute a default under, any Contract to which such Shareholder is a party or by which it is bound; or
(iii)violate any Law applicable to such Shareholder or by which any of such Shareholder’s assets or properties is bound, except for any of the foregoing as would not, either individually or in the aggregate, materially impair the ability of such Shareholder to perform its obligations hereunder.
(d)Absence of Litigation. As of the date hereof, there is no Proceeding pending or, to the knowledge of such Shareholder, threatened against or affecting such Shareholder or the Covered Shares before or by any Governmental Authority that would materially impair the ability of such Shareholder to perform its obligations hereunder.
Section 3.2Representations and Warranties of Parent. Parent hereby represents and warrants to the Shareholders as follows:
(a)Authorization. Parent has the power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Parent of this Agreement, the performance by it of its obligations hereunder and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by Parent and no other actions on the part of Parent are necessary to authorize the execution and delivery by it of this Agreement, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and, assuming this Agreement constitutes a valid and binding obligation of the other parties hereto, constitutes a legal, valid and binding obligation of Parent, enforceable against it in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity).
(b)No Violation. The execution, delivery and performance of this Agreement by Parent does not and will not (whether with or without notice or lapse of time, or both):
(i)violate any provision of the certificate of incorporation or bylaws of Parent;
(ii)violate, conflict with or result in the breach of any of the terms or conditions of, result in any (or the right to make any) modification of or the cancellation or loss of a benefit under, require any notice, consent or action under, or otherwise give any Person the right to terminate, accelerate obligations under or receive payment or additional rights under, or constitute a default under, any Contract to which Parent is a party or by which Parent is bound; or
(iii)violate any Law applicable to Parent or by which any of Parent’s assets or properties is bound.
ARTICLE IV

OTHER COVENANTS
Section 4.1Prohibition on Transfers; Other Actions. During the term of this Agreement, each Shareholder hereby agrees, as to itself only, not to, without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed), (a) Transfer any of the Covered Shares, Beneficial Ownership thereof or any other interest therein (including by tendering into a tender or exchange offer), unless such Transfer is a Permitted Transfer, (b) grant any proxy or power of attorney with respect to any of the Covered Shares or deposit any of the Covered Shares into a voting trust or enter into a voting agreement or arrangement with respect to any such Covered Shares, or (c) enter into any contract or understanding with any Person to vote or give instructions in any manner inconsistent with Section 2.1. Any Transfer in violation of this provision shall be void ab initio.
Section 4.2Share Dividends, etc. In the event of a share split, share dividend or distribution, or any change in the Company Shares by reason of any share split, reverse share split, recapitalization, combination, reclassification, reincorporation, exchange of shares or the like, the terms “Existing Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such share dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.
Section 4.3Disclosure. Each Shareholder hereby authorizes the Company and Parent to publish and disclose in any public announcement or disclosure to be published by the

Company or Parent regarding the Transactions such Shareholder’s identity and ownership of such Shareholder’s Covered Shares and the nature of such Shareholder’s obligations under this Agreement. Parent hereby authorizes each Shareholder and the Company to publish and disclose in any announcement or disclosure, to the extent required by the Israel Securities Authority or the TASE, Parent’s identity and the nature of such Shareholder’s obligations under this Agreement.
Section 4.4No Solicitation. Shareholder agrees that, from the date hereof until the termination of this Agreement, Shareholder shall not knowingly, directly or indirectly, take or authorize to be taken any action that the Company is prohibited from taking or authorizing to be taken pursuant to Section 5.6 of the Merger Agreement.
ARTICLE V

MISCELLANEOUS
Section 5.1Termination. This Agreement shall remain in effect until the earliest to occur of (i) the Expiration Date, (ii) the Closing Date, (iii) a Company Adverse Recommendation Change, or (iv) the mutual written agreement of Parent and the Shareholders to terminate this Agreement, and upon the occurrence of the earliest of any such event this Agreement shall terminate and be of no further effect; provided, however, that the other provisions of this Article V shall survive any termination of this Agreement. If, at any time after the date hereof, the Merger Agreement is amended, without the prior written consent of the Shareholders, in a manner that affects the economics or material terms of the Merger Agreement in a manner that is adverse to the Company or any of its shareholders (including with respect to the reduction of or the imposition of any restriction on the Shareholders’ right to receive the Merger Consideration, or any change in the form of the Merger Consideration), then the obligations of the Shareholders hereunder shall be null and void. Parent shall provide each Shareholder with not less than five business days’ written notice of any proposed amendments to the Merger Agreement, including a reasonable description thereof. For the avoidance of doubt, in the event this Agreement is terminated prior to the Effective Time, any consent or other document executed pursuant hereto shall be deemed null and void and shall have no further effect.
Section 5.2No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to each respective Shareholder, and neither Parent nor Merger Sub shall have any authority to direct such Shareholder in the voting or disposition of any of the Covered Shares, except as otherwise expressly provided herein.
Section 5.3Notices. All notices, consents and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by hand delivery, by prepaid overnight courier (providing written proof of delivery) or by confirmed electronic mail, addressed as follows:

if to Parent, to:

Kratos Defense & Security Solutions, Inc.
1 Chisholm Trail, Suite 300
Attention: Marie Mendoza, Esq., Senior Vice President and General Counsel
Email: Marie.Mendoza@kratosdefense.com
with a copy (which shall not constitute notice) to:

Sheppard, Mullin, Richter & Hampton LLP
1540 El Camino Real, Suite 120
Menlo Park, California 94025
Attention: Jason R. Schendel, Esq.
Email: jschendel@sheppardmullin.com

and
    Arnon, Tadmor-Levy
    5 Azrieli Center, 37th Floor
    Tel Aviv 6702501 Israel
    Attention: David Osborne, Adv.; Shiri Shaham, Adv.
    Email: davido@arnontl.com; shiri@arnontl.com
if to the Shareholders, to:
        Alon Towers 2, 94 Yigal Alon Street,
Tel Aviv, 6789141, Israel
    Attn: Gillon Beck
    E-mail: fimi@fimi.co.il
with a copy (which shall not constitute notice) to:
    Naschitz, Brandes, Amir & Co.
5 Tuval Street
Tel Aviv 6789717
Israel
Phone:     +972-3-623-5022
Email:    samir@nblaw.com; mzimberg@nblaw.com
Attention:    Sharon A. Amir, Adv.; Meital Lederman, Adv.
Section 5.4Interpretation. The words “hereof,” “herein,” “hereby,” “hereunder” and “herewith” and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to articles, sections, paragraphs, exhibits, annexes and schedules are to the articles, sections and paragraphs of, and exhibits, annexes and schedules to, this Agreement, unless otherwise specified, and the headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the phrase “without limitation.” Words describing the singular number shall be deemed to include the plural and vice versa, words denoting any gender shall be deemed to include all genders, words denoting natural persons shall be deemed to include business entities and vice versa and references to a Person are also to its permitted successors and assigns. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The phrases “the date of this Agreement” and “the date hereof” and terms or phrases of similar import shall be deemed to refer to November 4, 2025, unless the context requires otherwise. The words “party” or “parties” shall be deemed to mean the parties to this Agreement. Any Law or agreement defined or referred to herein or in any agreement or instrument that is referred to herein shall mean such Law or agreement as from time to time amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor Laws (provided that for purposes of any representations and warranties contained in this Agreement that are made as of a specific date or dates, references to any statute or agreement shall be deemed to refer to such statute or agreement, as amended, and to any rules or regulations promulgated thereunder, in each case, as of such date).
Section 5.5Counterparts; Facsimile or .pdf Signatures. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to each of the other parties. This Agreement may be executed by facsimile or .pdf signature and a facsimile or .pdf signature shall constitute an original for all purposes.
Section 5.6Entire Agreement. This Agreement, together with the other documents and instruments referred to herein or annexed hereto, constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties hereto with respect to the subject matter hereof.
Section 5.7Governing Law; Submission to Jurisdiction.
(a)This Agreement and all Proceedings (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of Parent or the Shareholders in the negotiation, administration, performance and enforcement hereof, shall be governed by, and construed in accordance with, the Laws of the State of Israel, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Israel or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Israel.
(b)Each of the parties hereto hereby, with respect to any legal claim or Proceeding arising out of this Agreement or the transactions contemplated by this Agreement, (i) agrees that any such legal claim or Proceeding shall be brought, tried and determined only in any court of competent jurisdiction located in Tel Aviv-Jaffa, Israel, (ii) expressly and irrevocably submits, for itself and with respect to its property, generally and unconditionally, to the exclusive jurisdiction of any court located in Tel Aviv-Jaffa, (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such courts, (iv) agrees that it will not bring any claim or Proceeding relating to this Agreement or the transactions contemplated by this Agreement except in such courts, and (v) irrevocably waives, to the fullest extent it may legally and effectively do so, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, any objection which it may now or hereafter have to the laying of venue of any claim or Proceeding arising out of or relating to this Agreement. Notwithstanding the foregoing, each of the parties hereto agrees that a final and nonappealable judgment in any Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.
(c)Each party irrevocably consents to the service of process in any claim or Proceeding with respect to this Agreement and the transactions contemplated by this Agreement or for recognition and enforcement of any judgment in respect hereof brought by any other party hereto made by mailing copies thereof by registered or certified mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 5.3 and such service of process shall be sufficient to confer personal jurisdiction over such party in such claim or Proceeding and shall otherwise constitute effective and binding service in every respect.
Section 5.8Specific Performance. The Shareholders hereby acknowledge and agree that Parent may suffer irreparable damage in the event that any of the obligations of the Shareholders in this Agreement is not performed in accordance with its specific terms or if the Agreement was otherwise breached by the Shareholders and that money damages, even if available, would not be an adequate remedy therefor. Accordingly, each Shareholder agrees, as to itself only, that Parent shall be entitled to specific performance, an injunction, restraining order and/or such other equitable relief, in addition to any other rights and remedies existing in its favor at law or in equity, as a court of competent jurisdiction may deem necessary or appropriate to enforce its rights and such Shareholder’s obligations hereunder (without posting of bond or other security). These injunctive remedies are cumulative and in addition to any other rights and remedies Parent may have at law or in equity.
Section 5.9Amendment; Waiver. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the parties in interest at the time of the amendment.
Section 5.10Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner.
Section 5.11Assignment; Successors; No Third-Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and assigns. Any attempted assignment in violation of this Section 5.11 shall be null and void. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.
Section 5.12Shareholder Capacity. The restrictions and covenants of the Shareholders hereunder shall not be binding, and shall have no effect, in any way with respect to any director or officer of the Company or any of its Subsidiaries in such Person’s capacity as such a director or officer, nor shall any action taken by any such director or officer in his or her capacity as such be deemed a breach by any Shareholder of this Agreement. Nothing herein will be construed to prohibit, limit or restrict any representative of the Shareholders from exercising his fiduciary duties as an officer or director to the Company or its shareholders.
Section 5.13Further Assurances. From the date hereof until the termination of this Agreement, Parent and Shareholder shall execute and deliver such additional transfers, assignments, endorsements, proxies, consents and other instruments as the other party may reasonably request to carry out the express terms of this Agreement.
Section 5.14Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, the parties have caused to be executed or executed this Agreement as of the date first written above.

KRATOS DEFENSE & SECURITY SOLUTIONS, INC

By:    /s/ Deanna H. Lund
Name: Deanna H. Lund
Title: Executive Vice President, Chief Financial Officer

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties have caused to be executed or executed this Agreement as of the date first written above.

SHAREHOLDERS:

FIMI OPPORTUNITY V L.P.
By:    /s/ Gillon Beck
Name: Gillon Beck
Title: Director

FIMI ISRAEL OPPORTUNITY V, LIMITED PARTNERSHIP
By:    /s/ Gillon Beck
Name: Gillon Beck
Title: Director

FIMI OPPORTUNITY 6, L.P.
By:    /s/ Gillon Beck
Name: Gillon Beck
Title: Director

FIMI ISRAEL OPPORTUNITY 6, LIMITED PARTNERSHIP
By:    /s/ Gillon Beck
Name: Gillon Beck
Title: Director

[Signature Page to Voting Agreement]

EXHIBIT A

FORM OF JOINDER
The undersigned is executing and delivering this Joinder Agreement pursuant to that certain Voting Agreement, dated as of November 4, 2025 (as amended, restated, supplemented or otherwise modified in accordance with the terms thereof, the “Voting Agreement”) by and among Kratos Defense & Security Solutions, Inc, a Delaware corporation, the shareholder of Orbit Technologies Ltd. listed on the signature page thereto (the “Shareholder”), and any Permitted Transferee that becomes a party to the Voting Agreement in accordance with the terms thereof. Capitalized terms used but not defined in this Joinder Agreement shall have the respective meanings ascribed to such terms in the Voting Agreement.
By executing and delivering this Joinder Agreement to the Voting Agreement, the undersigned hereby (i) adopts and approves the Voting Agreement, (ii) assumes and agrees to comply with all of the Shareholder’s obligations under the Voting Agreement in respect of the securities subject to the applicable Transfer and (iii) agrees, effective as of the date hereof and as a condition to the Transfer, to become a party to, and to be bound by and comply with the provisions of, the Voting Agreement applicable to the Shareholder, in the same manner as if the undersigned were an original signatory to the Voting Agreement.
The undersigned hereby represents and warrants that, pursuant to this Joinder Agreement and the Voting Agreement, it is a Permitted Transferee under the Voting Agreement.
The undersigned acknowledges and agrees that the provisions of Article 5 of the Voting Agreement are incorporated herein by reference, mutatis mutandis.

[Remainder of page intentionally left blank]

A-1

Accordingly, the undersigned have executed and delivered this Joinder Agreement as of the ___ day of ___________, ____.
PERMITTED TRANSFEREE

Name:

Notice Information
Address:
Phone:
Email:

A-2

EXHIBIT B
EXISTING SHARES
FIMI Opportunity V L.P.: 1,342,552 ordinary shares, par value one New Israeli Shekel (NIS 1.00) per share.

FIMI Israel Opportunity V, Limited Partnership: 1,504,454 ordinary shares, par value one New Israeli Shekel (NIS 1.00) per share.

FIMI Opportunity 6, L.P.: 1,331,810 ordinary shares, par value one New Israeli Shekel (NIS 1.00) per share.

FIMI Israel Opportunity 6, Limited Partnership: 1,515,197 ordinary shares, par value one New Israeli Shekel (NIS 1.00) per share.

A-3